UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MAN ETF SERIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	See Below (I.R.S. Employer Identification No.)
303 Broadway, Suite 1100, Cincinnati, Ohio 45202 (Address of Principal Executive Offices)
Copies to:
Clair E. Pagnano, Esq. K&L Gates LLP One Congress Street Boston, Massachusetts 02114-2023	Richard F. Kerr, Esq. K&L Gates LLP One Congress Street Boston, Massachusetts 02114-2023	Kevin R. Gustafson, Esq. K&L Gates LLP 70 West Madison Street Chicago, Illinois 60602
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered	IRS Employer Identification Number
Man Active High Yield ETF	NYSE Arca, Inc.	39-2939768
Man Active Income ETF	NYSE Arca, Inc.	39-2965821
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-288011
Securities to be registered pursuant to Section 12(g) of the Act:
NONE
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
A description of the securities of Man Active High Yield ETF and Man Active Income ETF, each a series of Man ETF Series Trust (the “Trust”) to be registered hereunder is set forth in the Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-288011 and 811-24097), as filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2025 via SEC Accession No. 0000898432-25-000438, which descriptions are incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits.
A. Registrant’s Amended and Restated Agreement and Declaration of Trust, dated August 22, 2025 (filed electronically as Exhibit (a) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A on September 8, 2025, File No. 333-288011, and incorporated herein by reference).
B. Registrant’s By-laws, dated March 10, 2025 (filed electronically as Exhibit (b) to the Registrant’s Registration Statement on Form N-1A on June 13, 2025, File No. 333-288011, and incorporated herein by reference).

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SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: September 16, 2025
Man ETF Series Trust

By:	/s/ Lisa Muñoz
Name:	Lisa Muñoz
Title:	Secretary